UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2007

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On December 21, 2007, the Company entered into an agreement with Loral Space & Communications Inc. and various affiliated entities pursuant to which one of the Company’s wholly-owned subsidiaries will acquire all of the partnership interests of Loral/DASA Globalstar, L.P. (“LDG”) and associated interests in subsidiaries of LDG, in exchange for up to $6.5 million in shares of the Company’s Common Stock. LDG and its subsidiaries serve as the Company’s independent gateway operator in Brazil and own and operate three gateways in Brazil. Under certain circumstances, the purchase price may be reduced by the amount of outstanding service fees owed to the Company by LDG. The closing is contingent, among other things, on obtaining approval of the Brazilian telecommunications agency and the registration with the U.S. Securities and Exchange Commission of the shares of Common Stock to be issued in the transaction..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Fuad Ahmad
Fuad Ahmad
Vice President and
Chief Financial Officer

Date: December 28, 2007